STOCK PURCHASE AGREEMENT

                               dated March 8, 2000

                             FOR THE ACQUISITION OF

                          PIXEL BROADBAND STUDIOS, LTD.

                                       BY

                              BBS ACQUISITION CORP.

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                            STOCK PURCHASE AGREEMENT


PARTIES:  PREMIER BUSINESS SOLUTIONS, INC.,
          a Corporation formed under the laws of the British Virgin Islands ("Seller")
          c/o Ernst & Young Trust Corporation (BVI) Ltd.
          P. O. Box 3340
          Road Town, Tortola
          British Virgin Islands

          TOGA HOLDINGS B.V.,
          a Corporation formed under the laws of the Netherlands ("Shareholder") c/o Executive Management Trust B.V.
          Drentestraat 20
          1083 HK Amsterdam
          The Netherlands

          PIXEL BROADBAND STUDIOS LTD.,
          an Israeli Corporation ("Company")
          4 Harakhev Street
          Tel Aviv, 67771 Israel

          BBS ACQUISITION CORP.,
          a Delaware Corporation ("Buyer")
          575 Broadway, 3rd Floor
          New York, NY 10012

          TAKE-TWO INTERACTIVE SOFTWARE, INC.,
          a Delaware Corporation ("Parent")
          575 Broadway, 3rd Floor
          New York, NY 10012

DATE: March 8, 2000

BACKGROUND: Company is primarily in the business of developing, producing and publishing multimedia interactive entertainment products and developing on-demand multiplayer online technology that can be used over all forms of digital networks hereafter developed ("Company Business"). Shareholder owns 100% of the issued and outstanding shares of capital stock of Company ("Company Stock"). Effective as of March 9, 2000, Seller will own 100% of the issued and outstanding shares of capital stock of Shareholder ("Shareholder Stock"). Buyer is a wholly-owned subsidiary of Parent. The parties desire that Seller sell and Buyer buy all of the Shareholder Stock, all on the terms and subject to the conditions set forth in this Stock Purchase Agreement (the "Agreement").

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     INTENDING TO BE LEGALLY BOUND, in  consideration  of the mutual  agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                            SECTION 1. DEFINED TERMS

Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1 as follows:

     1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.5); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

     1.2 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.3), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.31), Real Property (as defined in Section 1.29), Software (as defined in Section 1.30), Contract Rights (as defined in Section 1.6), Intangibles (as defined in Section 1.17) and goodwill, and claims, causes of action and other legal rights and remedies.

     1.3 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any of the Company.

     1.4 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.24), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

     1.5 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

     1.6 "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.22), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

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     1.7 "Employee  Benefit Plan" means any employee  benefit plan and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights,
medical/dental   expense  payment  or   reimbursement,   disability   income  or
protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature, including manager's insurance policies and severance pay funds; but not including employment Contracts with individual employees.

     1.8 "Encumbrance" means any lien, superlien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

     1.9 "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     1.10 "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to the public health and safety and protection of the environment, including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances, all as amended.

     1.11 "GAAP" means (i) as to each of the Pixel Companies, generally accepted accounting principles under current Israeli accounting rules and regulations, consistently applied and (ii) as to the Shareholder, generally accepted accounting principles under the accounting rules and regulations of the Netherlands, consistently applied.

     1.12 "Governmental Body" means any: (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     1.13 "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any Governmental Body to be capable of posing a risk of injury or damage to health, safety, property or the environment, including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law, and (b) asbestos, polychlorinated biphenyls ("PCB's"), petroleum, petroleum products and urea formaldehyde.

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     1.14 "HSR Act" means the  Hart-Scott-Rodino  Antitrust  Improvements Act of
1976, as amended, and the regulations promulgated thereunder.

     1.15 "including" means including but not limited to.

     1.16 INTENTIONALLY OMITTED.

     1.17 "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology, process, program, platform or other intangible asset of any nature, whether in use, under development or design, or inactive.

     1.18 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any Governmental Body.

     1.19 "to the knowledge of Company, the Shareholder and the Seller", "to the knowledge of the Company, the Shareholder or the Seller" and similar phrases mean that none of Ramy Weitz, any of the other senior executive officers of the Pixel Companies or the Shareholder, or any of the shareholders of Seller has any actual knowledge, implied knowledge or belief that the statement made is incorrect. For this purpose, "implied knowledge" means (i) all information that a senior executive officer exercising reasonable diligence should have known in the course of operating and managing the business and affairs of any of the Pixel Companies or the Shareholder, and (ii) all information that a shareholder exercising reasonable diligence in the course of owning the shares of the Shareholder should have known.

     1.20 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule, regulation or guideline. For purposes of this Agreement, "foreign" means any country, state, territory, possession or other jurisdiction of any kind other than the United States of America or any state, territory or possession of the United States of America.

     1.21 "Material Adverse Effect" means any adverse effect on (a) the financial condition or financial performance of any of the Pixel Companies or the Shareholder, or (b) any of the Assets or Obligations of any of the Pixel Companies or the Shareholder, which adverse effect is or will be material to the Pixel Companies taken as a whole or the Shareholder.

     1.22 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

     1.23  "Permit"  means  any  license,  permit,   approval,   waiver,  order,
authorization, right or privilege of any nature, granted, issued, approved or allowed by any Governmental Body.

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     1.24 "Person" means any individual, Entity or Governmental Body.

     1.25  "Pixel  Companies"  means  the  Company,  and each  Person  listed on
Schedule 3.1 hereto for which the Company directly or indirectly owns beneficially or of record an amount of voting securities or other interests in such Person that (a) is sufficient to enable the Company to elect at least a majority of the members of such Person's board of directors or other governing body or (b) constitutes at least a majority of the economic interest in such Person.

     1.26 "Pixel Intangible" means all Software and other Intangibles owned, marketed, licensed, supported, maintained, used or under development by any of the Pixel Companies.

     1.27 INTENTIONALLY OMITTED.

     1.28 "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

     1.29 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

     1.30 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals, test scripts and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature, and any data bases necessary in the use of the computer program, operating system, application, firmware or software.

     1.31 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

     1.32 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

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                           SECTION 2. THE TRANSACTION

     2.1 Sale and Purchase of Shareholder Stock. On the Closing Date (defined in
Section 5.1), subject to the other terms and conditions of this Agreement, the Seller shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase, all right, title and interest in and to the Shareholder Stock, free and clear of any Encumbrances.

     2.2 Purchase Price.

          2.2.1 Purchase Price and Allocation. The total purchase price ("Purchase Price") for the Shareholder Stock, shall consist of (a) a cash payment ("Cash Consideration") in the amount of $4,462,248.44 and (b) 2,563,849 shares of common stock, $.01 par value per share, of Parent
     ("Parent Common Stock") (hereafter referred to as the "Share Consideration"). The Cash Consideration and Share Consideration is herein collectively referred to as the "Consideration". The amount of cash and number of shares of Parent Common Stock comprising the Consideration is subject to change as provided in Schedule 6.4.

     2.3 Indemnification Matters Adjustment. The Purchase Price shall be reduced by the full aggregate amount (the "Indemnification Matters Adjustment") owed to Buyer and/or Parent as a result of any Indemnification Matters (as defined in Section 10.3) arising during the period commencing on the Closing Date and ending eighteen (18) months following the Closing Date ("Holdback Period"). For the purposes of the Indemnification Matters Adjustment, a portion of the Share Consideration shall be placed in escrow at Closing and thereafter held or distributed pursuant to the terms of the Indemnification Escrow Agreement dated as of the Closing Date ("Indemnification Escrow Agreement") by and among the Seller, Parent, Buyer and Blank Rome Comisky & McCauley LLP ("Escrow Agent"), a copy of which is attached hereto as Exhibit 2.3.

     2.4 Currency and Method of Payment. All dollar amounts stated in this Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be made by wire transfer of immediately available United States federal funds.

                      SECTION 3. REPRESENTATIONS OF SELLER,
                                 SHAREHOLDER AND COMPANY

     Knowing that Buyer and Parent are relying thereon, the Seller, the Shareholder and the Company represent and warrant to Buyer and Parent, as set forth below in this Section 3; provided that with respect to Shareholder, such representations and warranties are only made as they relate to Shareholder and each of the Pixel Companies.

     3.1 Organization. Each of the Pixel Companies, the Shareholder and the Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Seller possesses the full corporate power and authority to enter into and perform its obligations under this Agreement. Each of the

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Shareholder  and the Pixel  Companies  possesses  the full  corporate  power and authority: (i) to own and use its Assets in the manner in which such Assets are currently owned and used, and (ii) to conduct its business as such business is currently being conducted. Each of the Shareholder and the Pixel Companies is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Shareholder and the Pixel Companies is in good standing in its jurisdiction of formation and in each of the jurisdictions where it has qualified or registered to do business.

          3.1.1 Except as set forth on Schedule 3.1, none of Ramy Weitz (as his interests relate directly or indirectly to the Seller, Shareholder or any of the Pixel Companies), the Seller, the Shareholder or any of the Pixel Companies owns any securities or any other interest in any Person.

          3.1.2 Schedule 3.1 sets forth a true and complete list of each of the Pixel Companies, the Shareholder and the Seller, and includes for each thereof: (i) its exact legal name; (ii) its corporate business form and jurisdiction and date of formation; (iii) its federal employer identification number or Israeli company registration number, if applicable; (iv) its headquarters address, telephone number and facsimile number; (v) its directors and officers, indicating all current title(s) of each individual; (vi) its registered agent and/or office in its jurisdiction of formation (if applicable); (vii) all foreign jurisdictions in which it is qualified or registered to do business, the date it so qualified or registered, and its registered agent and/or office in each such jurisdiction (if applicable); (viii) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation; and
     (ix) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation.

          3.1.3 Accurate and complete copies of the memorandum or articles of association, articles or certificates of incorporation, bylaws, operating agreements and other organizational and related documents, each as amended to date, and all material Contracts relating to the acquisition or formation of the Shareholder and each of the Pixel Companies (and their affiliates or predecessors), have been delivered to Buyer. Accurate and complete copies of the memorandum or articles of association, articles or certificates of incorporation, bylaws, operating agreements and other organizational and related documents, each as amended to date, of the Seller (and its predecessors), have been delivered to Buyer.

     3.2 Authority; Non-Contravention.

          3.2.1 Each of Seller, Shareholder and the Company have all necessary right, power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller, Shareholder and the Company have been duly authorized by all necessary actions by their respective boards of directors and shareholders. Each of the Seller, Shareholder and the Company has all necessary right, power and authority and capacity to enter into, execute, deliver and

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     perform all of its  obligations  under this  Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which it is or is to become a party. This Agreement (i) has been duly and validly executed by Seller, Shareholder and the Company, and
     (ii) constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

          3.2.2 Except as set forth on Schedule 3.2, neither the execution, delivery and performance of this Agreement nor the consummation or performance of any of the transactions contemplated hereby by Company, Shareholder and/or Seller, will directly or indirectly (with or without notice or lapse of time):

               3.2.2.1 contravene, conflict with or result in a violation of any of the provisions of the memorandum or articles of association, articles or certificates of incorporation or organization, bylaws or other organizational documents of any of the Pixel Companies, the Shareholder or the Seller;

               3.2.2.2 contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Law or any Judgment to which any of the Pixel Companies, the Seller or the Shareholder, or any of the Assets owned or used by any of the Pixel Companies, is subject;

               3.2.2.3 contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by any of the Pixel Companies, the Shareholder or the Seller or that otherwise relates to any of the businesses of any of the Pixel Companies or the Shareholder or to any of the Assets owned or used by any of the Pixel Companies or the Shareholder;

               3.2.2.4 contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of, or any Specified Contract (as defined in Section 3.16) or Contract to which Company, Shareholder or Seller is a party or by which any of them is bound including, without limitation, the BIRD-F financing (and the Company's obligations related to such financing will not be adversely affected by virtue of this Agreement or the consummation of the transactions contemplated herein); or

               3.2.2.5 result, in the imposition or creation of any Encumbrance upon or with respect to any Asset owned or used by any of the Pixel Companies or the Shareholder.

          3.2.3 Except as set forth on Schedule 3.2, none of the Pixel Companies, the Shareholder or the Seller was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

     3.3 Capital Stock and Ownership.

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                                       10


          3.3.1 Schedule 3.3 sets forth the authorized capital stock of the Shareholder and each of the Pixel Companies, including the type of shares authorized, the par value per share and the number of each type and class of shares that are issued and outstanding. With respect to the Shareholder and each of the Pixel Companies, Schedule 3.3 contains an accurate and complete list of: (i) the full legal names of all shareholders of the Shareholder and each of the Pixel Companies and the Pixel Company of which such Persons are shareholders; (ii) the addresses of such shareholders' respective current principal residences; (iii) the Israeli Identification numbers or social security numbers or federal tax identification numbers of such shareholders, if applicable; and (iv) the numbers of shares, type and class of shares and tax basis in the shares owned of record by such shareholders and the certificate numbers of the stock certificates representing such shares. With respect to each shareholder of the Shareholder and of the Pixel Companies: (i) he, she or it is the holder and sole record and beneficial owner of the shares of Shareholder Stock, Company Stock or other Pixel Company stock set forth on Schedule 3.3 next to his, her or its name (the "Shares") and has good and valid title to the Shares, free and clear of any Encumbrances; (ii) the Shares are the only shares of the capital stock of the Shareholder, the Company or the other Pixel Companies held by him, her or it; (iii) he, she or it has the ability to vote all of the Shares at any meeting of the shareholders of the Shareholder or the Company (or such other Pixel Companies, as applicable) or by written consent in lieu of any such meeting; and (iv) he, she or it has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares. Except as set forth on Schedule 3.3, neither the Shareholder nor any of the Pixel Companies has ever authorized, offered, sold or issued any securities other than the Shares. Except for the Seller, the Shareholder and any other shareholders listed on Schedule 3.3, there are no other record or beneficial owners of any shares of the Shareholder Stock or the Pixel Companies' stock or any other securities of the Shareholder or the Pixel Companies. Except for the shares listed on Schedule 3.3 with respect to the Shareholder and each of the Pixel Companies, there were and currently are no other issued or outstanding shares of capital stock. All of the issued and outstanding shares of capital stock of each of the Shareholder and the Pixel Companies have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 3.3, there exists no right of first refusal or other preemptive right with respect to any shares of or other securities or Assets of the Shareholder or any of the Pixel Companies.

          3.3.2 All offerings, sales and issuances by the Shareholder and each of the Pixel Companies of any shares or options to purchase shares of capital stock were conducted in compliance with all applicable Israel and United States federal and state securities Laws and all other applicable Laws.

          3.3.3 Except as set forth on Schedule 3.3, there is no:

               3.3.3.1 outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Shareholder or any of the Pixel Companies;

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                                       11


               3.3.3.2 outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Shareholder or any of the Pixel Companies;

               3.3.3.3 Contract under which the Shareholder or any of the Pixel Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

               3.3.3.4 pending or previously asserted or, to the knowledge of the Company or the Seller, threatened claim by any Person to the effect that such Person is or was entitled to acquire or receive any shares of capital stock or any other securities of the Shareholder or any of the Pixel Companies.

     3.4 Financial and Corporate Records.

          3.4.1 The books and records of each of the Shareholder and the Pixel Companies are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect (i) all of the Assets and Obligations of the Shareholder and each of the Pixel Companies and (ii) all of the Contracts and other transactions to which the Shareholder and each of the Pixel Companies is or was a party or by which the Shareholder and each of the Pixel Companies or the business or Assets of the Shareholder and each of the Pixel Companies is or was affected.

          3.4.2 Accurate and complete copies of the contents of the minute books and stock books or Registers of Members, as applicable, of the Shareholder and each of the Pixel Companies have been delivered to Buyer. Such minute books and stock books or Registers of Members, as applicable, include minutes of all meetings of the shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (ii) accurate and complete written statements of all actions taken by the shareholders, board of directors and any committees of the board of directors without a meeting, and (iii) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock and all other securities since the date of incorporation or formation. None of the shareholders, board of directors or any committee of the board of directors has taken any material action other than those actions reflected in the records referenced in clauses (i) and
     (ii) of the preceding sentence.

          3.4.3 Schedule 3.4 contains an accurate and complete list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of the Shareholder and each of the Pixel Companies, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

     3.5 Compliance with Laws; Permits

          3.5.1 Except as set forth on Schedule 3.5, (i) the Shareholder and each of the Pixel Companies is in compliance with each Judgment and with each Law that is

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                                       12


     applicable to it or to the conduct of any of its businesses or the ownership or use of any of its Assets, except where the failure to so comply would not have a Material Adverse Effect; (ii) the Shareholder and each of the Pixel Companies has at all times been in full compliance with each Judgment or Law that is or was applicable to it or to the conduct of any of its businesses or the ownership or use of any of its Assets, except where the failure to so comply would not have a Material Adverse Effect;
     (iii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result in a violation by the Shareholder or any of the Pixel Companies of, or a failure on the part of the Shareholder or any of the Pixel Companies to comply with, any Judgment or Law, except where the failure to so comply would not have a Material Adverse Effect; and (iv) neither the Shareholder nor any of the Pixel Companies has received, at any time, any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Judgment or Law, or (B) any actual, alleged, possible or potential obligation on the part of the Shareholder or any of the Pixel Companies to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

          3.5.2 Except as set forth on Schedule 3.5 and except as would not have a Material Adverse Effect, the Shareholder and each of the Pixel Companies has obtained and holds all Permits required for the lawful operation of its business as and where such business is presently conducted. All Permits held by the Shareholder and the Pixel Companies are listed on Schedule 3.5, and accurate and complete copies of such Permits have been delivered to Buyer.

     3.6 Financial Statements

          3.6.1 Schedule 3.6 sets forth the fiscal year end for each of the Pixel Companies and the Shareholder.

          3.6.2 Seller has delivered to Buyer the following financial statements and related notes (the "Financial Statements"): (i) the consolidating balance sheet of the Pixel Companies as of December 31, 1999 and December 31, 1998, and the statements of earnings, shareholders' equity and changes in financial position of the Pixel Companies for the fiscal years ended December 31, 1999 and December 31, 1998, all of which have been audited by Kost Forer & Gabbay, a member of Ernst & Young International ("KFG"); (ii) the unaudited consolidating balance sheet of the Pixel Companies (the "Latest Balance Sheet") as of January 31, 2000 (the "Latest Balance Sheet Date"); and (iii) the unaudited consolidating statements of earnings, shareholders' equity and changes in financial position of the Pixel Companies for the period ended January 31, 2000.

          3.6.3 The Financial Statements present fairly the consolidating financial position of the Pixel Companies as of the respective dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of the Pixel Companies for the periods covered thereby. Except as disclosed on Schedule 3.6, the Financial Statements have been prepared in accordance with GAAP.

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                                       13


     3.7 Assets.

          3.7.1 Schedule 3.7 sets forth the list of Assets as of February 29, 2000 of (i) each of the Pixel Companies routinely maintained by the Pixel Companies, including, without limitation, the internally generated Accounts Receivable reports for each of the Pixel Companies which contains an accurate and complete list of Accounts Receivable (including an aging thereof); and (ii) the Shareholder routinely maintained by the Shareholder.

          3.7.2 Schedule 3.7 accurately identifies which Assets listed therein are being leased or licensed to the Shareholder or any of the Pixel Companies.

          3.7.3 The Shareholder and each of the Pixel Companies owns and has good, valid and marketable title to, all of its respective Assets that are purported to be owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance.

          3.7.4 Except for the Assets listed on Schedule 3.7 or elsewhere on Schedules to this Agreement, no other Assets are material to the operation of the business of the Shareholder or any of the Pixel Companies.

     3.8 Obligations.

          3.8.1 Schedule 3.8 sets forth the list of Obligations as of February 29, 2000 of (i) each of the Pixel Companies routinely maintained by the Pixel Companies including (a) accounts payable, (b) accrued expenses and reserves, (c) deferred revenues, and (d) other current and long-term liabilities; and (ii) the Shareholder routinely maintained by Shareholder.

          3.8.2 There are no Obligations of any Pixel Company except for (i) Obligations adequately reflected or reserved against on the Financial
     Statements; and (ii) Obligations incurred since the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice. Except as set forth on Schedule 3.8, there are no Obligations of the Shareholder.

     3.9 Operations Since December 31, 1999. Except as set forth on Schedule 3.9, since December 31, 1999:

          3.9.1 except in the ordinary course of its business consistent with its past practices, neither the Shareholder nor any of the Pixel Companies has: (i) pledged or hypothecated any of its Assets or otherwise permitted any of its Assets to become subject to any Encumbrance; (ii) incurred any Obligation; (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets;
     (vii) waived or released any right or canceled or forgiven any debt or claim; (viii) discharged any Encumbrance or discharged or paid any indebtedness or other Obligation; (ix) assumed or entered into any Contract other than this Agreement; (x) amended or terminated any Specified Contract; (xi) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives; (xii) established, adopted or amended (including any amendment with a future Closing Date) any Employee Benefit Plan; (xiii) declared, accrued, set aside, or paid any dividend or made any other distribution in respect of any shares of capital stock, other securities, Cash Assets or other Assets; (xiv) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (xv) sold or otherwise issued any shares of capital stock or any other securities; (xvi) amended its articles or certificate of incorporation, memorandum or articles of association, bylaws or other organizational documents; (xvii) been a party to any merger, consolidation, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (xviii) accrued any deferred bonuses or compensation due to any shareholder, employee or agent of the Shareholder or any of the Pixel Companies, or paid any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on the Latest Balance Sheet; (xix) changed any of its methods of accounting or accounting practices in any respect; or (xx) entered into any transactions with any related parties.

          3.9.2 even in the ordinary course of its businesses consistent with its past practices, neither the Shareholder nor any of the Pixel Companies has incurred any Obligation, made any loan to any Person, acquired or disposed of any business or Assets, entered into any Contract (other than customer contracts) or other transaction, or done any of the other things described in Section 3.9.1 except as set forth on Schedule 3.9; and

          3.9.3 there has been no material adverse change or material casualty loss affecting the Shareholder or any of the Pixel Companies or the business, Assets or financial condition of the Shareholder or any of the Pixel Companies; and there has been no adverse change in the financial performance of the Shareholder or any of the Pixel Companies; and there has been no material loss, damage or destruction to, or any interruption in the use of, any of the Software or other Assets (whether or not covered by insurance) of the Shareholder or any of the Pixel Companies.

     3.10 Accounts Receivable. All Accounts Receivable of the Shareholder and the Pixel Companies arose in the ordinary course of business and are proper and valid Accounts Receivable, and can be collected by the Shareholder and the Pixel Companies, as applicable, in full (without any counterclaim or setoff). There are no refunds, discounts, rights of setoff or assignments affecting any such Accounts Receivable. Proper amounts of deferred revenues appear on the books and records of each of the Pixel Companies, in accordance with GAAP, with respect to the Shareholder's and all of the Pixel Companies' (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

     3.11 Tangible Property. Each of the Pixel Companies and the Shareholder has good and marketable title to all of its Tangible Property, free and clear of any Encumbrances, except as set forth in the December 31, 1999 Financial Statements or on Schedule 3.11. Except as set forth on Schedule 3.11, all of the Tangible Property of each of the Pixel Companies and the Shareholder is located at the offices or facilities of the Pixel Companies and the Shareholder, and each of the Pixel Companies and the Shareholder has the full and unqualified right to require the immediate return of any of its

Tangible Property which is not located at its offices or facilities. All Tangible Property of each of the Pixel Companies and the Shareholder, wherever located, (a) is in good condition, ordinary wear and tear excepted, (b) is structurally sound and free of any material defect and deficiency, (c) complies in all respects with, and is being operated and otherwise used in compliance with, all applicable Laws, except where the failure to comply would not have a Material Adverse Effect and (d) is sufficient for the operations and business of each of the Pixel Companies and the Shareholder as presently conducted.

     3.12 Real Property. Neither the Shareholder nor any of the Pixel Companies owns any Real Property. Schedule 3.12 contains an accurate and complete list of all Real Property leased by the Shareholder and each of the Pixel Companies, showing location, rental cost and landlord. All Real Property under lease to or otherwise used by the Shareholder or any of the Pixel Companies is in good condition, ordinary wear and tear excepted, and is sufficient for the current operations of the Shareholder and the Pixel Companies, as applicable. No such Real Property, nor the occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, except where such violation, breach or default has not and will not have a Material Adverse Effect, and no notice or threat from any lessor, Governmental Body or other Person has been received by the Shareholder or any of the Pixel Companies or served upon any such Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring the Shareholder and or calling attention to the need for any work, repairs, construction, alteration, installations or environmental remediation. To the knowledge of Company, the Shareholder and the Seller, no Proceedings are pending which would affect the zoning or use of any of the Pixel Companies' Real Property. All utilities, including water, gas, telephone, electricity, sanitary and storm sewers, are currently available to the Shareholder's and all of the Pixel Companies' Real Property at normal and customary rates, and are adequate to serve the Shareholder's and the Pixel Companies' Real Property for their respective current uses thereof. The Shareholder and each of the Pixel Companies is in compliance with all applicable Environmental Laws, which compliance includes the possession by each of the Pixel Companies of all permits and other Governmental Authorizations required under applicable Environmental Laws (other than failures to comply which, or permits and authorizations the failure of which to possess, would not have or cause a Material Adverse Effect), and compliance with the terms and conditions thereof. Neither the Shareholder nor any of the Pixel Companies has placed or caused to be placed, and none of the Pixel Companies has any knowledge that there were or are, any Hazardous Substances in, on, under or migrating from any of the Pixel Companies' Real Property.

     3.13 Software and Other Intangibles

          3.13.1 Schedule 3.13 contains an accurate and complete list and description of all Software, names, corporate names, fictitious names, trade names, trademarks, trademark applications, service marks, service mark applications, brand names, product names, and slogans, patents, patent applications, copyrights, copyright applications, designs and logos owned, marketed, licensed, supported, maintained, used or under development by the Shareholder or any of the Pixel Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except as set forth on Schedule 3.13, no other

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                                       16


     Software or Intangibles (other than trade secrets and know-how) are used to operate the business of the Shareholder or any of the Pixel Companies.

          3.13.2 Except as set forth on Schedule 3.13, (i) each of the Pixel Companies has good and marketable title to, and has the full right to use, all of the Pixel Intangibles, free and clear of any Encumbrance, and (ii) the Shareholder has good and marketable title to, and has the full right to use, all of the Software and other Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Shareholder (collectively, the "Shareholder Intangibles") free and clear of any Encumbrance. No rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the Pixel Intangibles which are owned by the Pixel Companies or the Shareholder Intangibles which are owned by the Shareholder.

          3.13.3  Except  as set  forth  on  Schedule  3.13,  all  of the  Pixel
     Intangibles (other than the Pixel Intangibles licensed to the Pixel Companies) and all of the Shareholder Intangibles (other than the Shareholder Intangibles licensed to the Shareholder) were created as a work for hire (as defined under U.S. copyright law) by regular full time employees only of the Pixel Companies or the Shareholder, as applicable, and the Pixel Companies and the Shareholder, respectively, made reasonable efforts to ensure that such Pixel Intangibles and Shareholder Intangibles do not include any (i) inventions, works of authorship, derivatives or contributions of such employees made prior to the time such employees became employees of the Pixel Companies or the Shareholder or (ii) intellectual property of any previous employer of such employee. To the extent that any author or developer of any such Pixel Intangibles or Shareholder Intangibles was not a regular full-time employee of the Pixel Companies or the Shareholder, respectively, at the time such person contributed to such Pixel Intangibles or Shareholder Intangibles, such author or developer has irrevocably assigned to the Pixel Companies or the Shareholder, as applicable, in writing all copyrights and other proprietary rights in such person's work with respect to such Pixel Intangibles or Shareholder Intangibles.

          3.13.4 With respect to the Software listed on Schedule 3.13, (i) the Pixel Companies or the Shareholder, as applicable, maintain in accordance with customary industry practices machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (iii) it is written in the language set forth on
     Schedule 3.13, for use on the hardware set forth on Schedule 3.13 with standard operating systems; (iv) it can be maintained and modified by the current programmers of the Company and reasonably competent programmers trained by the Company; and (v) in each case, it operates in accordance with the user manual therefor without material operating defects.

          3.13.5 Neither the Shareholder Intangibles nor the Pixel Intangibles, or their respective past or current uses, including the preparation, distribution, marketing or licensing thereof, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person, except where such violation would not have a Material Adverse Effect. Neither the

     Shareholder Intangibles nor the Pixel Intangibles is subject to any Judgment. No Proceeding is pending or, to the knowledge of the Company, the Shareholder or the Seller, threatened, nor has any written claim or demand been made, which challenges or challenged the legality, validity, enforceability, use or exclusive ownership by any of the Pixel Companies of any of the Pixel Intangibles or by the Shareholder of the Shareholder Intangibles. To the knowledge of Company, the Shareholder and the Seller, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Pixel Intangibles or the Shareholder Intangibles, except where such violation would not have a Material Adverse Effect.

          3.13.6 The Pixel Companies have maintained in accordance with reasonable business practices all trade secrets and copyrights with respect to the Pixel Intangibles, and the Shareholder has adequately maintained in accordance with reasonable business practices all trade secrets and the copyrights with respect to the Shareholder Intangibles. Except as set forth on Schedule 3.13, none of the Pixel Companies has disclosed or delivered to any escrow agent or to any other Person, or permitted the disclosure to any escrow agent or to any other Person of, the source code (or any aspect or portion thereof) for or relating to any past or present product of any of the Pixel Companies.

          3.13.7 Each license, sublicense or other Contract covering or relating to any Pixel Intangible is legal, valid, binding, enforceable and in full force and effect, and upon consummation of the transactions contemplated hereby, will continue to be legal, valid, binding, enforceable and in full force and effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby except as would not have a Material Adverse Effect. Neither the Shareholder nor any of the Pixel Companies is in breach of or default under any license, sublicense or other Contract covering or relating to any Pixel Intangible or Shareholder Intangible or has performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a violation, breach or default thereunder, except where such violation, breach or default has not and will not have a Material Adverse Effect. No Proceeding is pending or, to the knowledge of the Company, the Shareholder or the Seller, is being or has been threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any Pixel Intangible or Shareholder Intangible.

          3.13.8 None of the Software or other Intangibles listed or required to be listed on Schedule 3.13 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor or the Seller nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

          3.13.9 Except with respect to demonstration or trial copies, no portion of any Pixel Intangibles contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

               3.13.9.1 Set forth in Schedule 3.13 are all Internet domain names related to the Company Business and the business of each of the other Pixel Companies ("Domain Names") and the Pixel Company that maintains the registration of such Domain Name. All registrations of Domain Names are in good standing. No legal action has been taken or is pending to challenge rights to, suspend, cancel or disable any Domain Name, registration therefor or the right of any of the Pixel Companies to use a Domain Name. Each of the identified Pixel Companies has all right, title and interest in and to, and rights to use on the Internet and otherwise as a trade-mark and trade name, the Domain Names registered to it. The Shareholder has no Internet domain names.

               3.13.9.2 There is no governmental prohibition or restriction on the use of any of the Software or any other Intangible in any jurisdiction or on the export or import of any of the Software or any other Intangible from or to any jurisdiction. The Pixel Companies and the Shareholder do not "engage" in any "means of encryption" as such terms are defined in the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended, promulgated under the Law for Control of Products and Services of 1957.

               3.13.9.3 Except as disclosed in Schedule 3.13, the Shareholder and each of the Pixel Companies, as applicable, identified as an owner of a database relating to its business or the business of any other Person is the sole owner of, and has good and marketable title to, and all right, title and interest in and to such databases. Except as specified in Schedule 3.13, no Person other than one of the Pixel Companies has any right or interest of any kind or nature in or to such databases. To the knowledge of the Company, the Shareholder or the Seller, no person (i) is violating or infringing upon, or has violated or infringed upon at any time, any right of the Pixel Companies or the Shareholder in or to such databases; or (ii) is breaching or has breached at any time any duty or obligation owed to the Pixel Companies or the Shareholder in respect of such databases. All licenses referred to in Schedule 3.13 are in full force and effect and neither the Pixel Company nor, to the knowledge of the Company, the Shareholder or the Seller, the other party thereto is in default of its obligations thereunder. Neither the past nor current use of any such database or the information contained therein in the Company Business or the business of any of the other Pixel Companies or the Shareholder (i) has violated or infringed upon, or is violating or infringing upon, the rights of any Person; or (ii) breaches any duty or obligation owed to any Person; or (iii) violates the privacy or any Law relating to the privacy of any Person, except, in each instance, where the violation has not and will not have a Material Adverse Effect. All such databases maintained by the Pixel Companies or the Shareholder that are subject to the registration requirements of the Israeli Protection of Privacy Law, 1981, and the regulations promulgated thereunder, have been duly registered with the Israeli Registrar of Databases.

     3.14 Holding Company. Shareholder: (i) is a holding company, the sole function of which has been to hold and administer certain capital stock of the Company and to enter into certain transactions relating thereto; and (ii) has not since its inception conducted any business or operations except as described in the immediately preceding clause.

     3.15 INTENTIONALLY OMITTED.

     3.16 Contracts.

          3.16.1 Schedule 3.16 contains an accurate and complete list of all of the following types of Contracts to which any of the Pixel Companies or the Shareholder is a party or by which any of the Pixel Companies or the Shareholder is bound (collectively, the "Specified Contracts"), grouped into the following categories: (i) Software license and Software maintenance Contracts under which any of the Pixel Companies or the Shareholder is the licensor or provider of services; (ii) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Pixel Companies or the Shareholder; (iii) loan agreements, mortgages, notes, guarantees and other financing Contracts;
     (iv) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Pixel Companies or the Shareholder is the purchaser, licensee, lessee or user; and other supplier Contracts; (v) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.18, and excluding oral Contracts with employees for "at will" employment); (vi) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Pixel Companies or the Shareholder, or any prior version thereof, or any part of the customer base, business or Assets of any of the Pixel Companies or the Shareholder, or any shares or other ownership interests in any of the Pixel Companies or the Shareholder (or any of their predecessors) was acquired; (vii) Contracts containing clauses that prohibit or restrict any of the Pixel Companies or the Shareholder from soliciting any employee or customer of any other Person or otherwise prohibiting or restricting any of the Pixel Companies or the Shareholder from engaging in any business and (viii) other Contracts material to the business of the Pixel Companies or the Shareholder (excluding Contracts which constitute Insurance Policies listed on Schedule 3.22). A description of each oral Specified Contract is included on Schedule 3.16, and true and correct copies of each written Specified Contract have been delivered to Buyer.

          3.16.2 Each Specified Contract is valid and in full force and effect, and is enforceable by the Pixel Companies or the Shareholder, as applicable, in accordance with its terms, except as would not have a Material Adverse Effect.

          3.16.3 Except as set forth on Schedule 3.16, to the knowledge of the Company, the Shareholder and the Seller: (i) no Person has violated, breached, or declared or committed any default under, any Specified Contract; (ii) no event has occurred, and no circumstance or condition exists (including, without limitation, the change of control by virtue of the sale of the Shareholder Stock pursuant to this Agreement), that would (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Specified Contract, (B) give any Person the right to declare a default or exercise any remedy under any Specified Contract, (C) give any Person the right to accelerate the maturity or performance of any Specified Contract, or (D) give any Person the right to cancel, terminate or modify any Specified Contract; (iii) neither the Shareholder nor any of the Pixel Companies has received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Specified Contract; and (iv) neither the Shareholder nor any of the Pixel Companies has waived any of its rights under any Specified Contract.

          3.16.4 The performance of the Specified Contracts in accordance with their respective terms will not result in any violation of or failure to comply with any Judgment or, to the knowledge of the Company, the Shareholder or the Seller, Law applicable to any of the Pixel Companies or the Shareholder on or prior to the Closing Date.

          3.16.5 The Specified Contracts are all the Contracts necessary and sufficient to operate the business of the Shareholder and each of the Pixel Companies, except for such Contracts which, if not possessed by the Shareholder or the Pixel Companies, would not have a Material Adverse Effect.

     3.17 Employees and Independent Contractor

          3.17.1 Schedule 3.17 contains an accurate and complete list of all of the employees of the Pixel Companies and the Shareholder, respectively, (including any employee of any of the Pixel Companies or the Shareholder who is on a leave of absence or on layoff status) and (i) their titles or responsibilities; (ii) their Israeli Identification numbers or social security numbers, if applicable; (iii) their dates of hire; (iv) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (v) their last compensation changes and the dates on which such changes were made; (vi) any specific bonus, commission or incentive plans or agreements for or with them; (vii) each Employee Benefit Plan in which they participate; (viii) any Permit that is held by them and that relates to or is useful in connection with any of the businesses of any of the Pixel Companies or the Shareholder;
     (ix) any outstanding loans or advances made to them; and (x) the notice period provided for in such employee's employment agreement.

          3.17.2 Schedule 3.17 also contains an accurate and complete list of all sales representatives and independent contractors engaged by the Pixel Companies or the Shareholder and (i) their tax identification numbers, if applicable, and state or country of residence; (ii) their payment arrangements (if not set forth in a Specified Contract listed or described on Schedule 3.16); and (iii) a brief description of their jobs or projects currently in progress.

          3.17.3 Except as limited by the specific and express terms of any employment Contracts listed on Schedule 3.16 and except for any limitations of general application which may be imposed under applicable Laws, each of the Pixel Companies and the Shareholder, as applicable, has the right to terminate the employment of each of its employees at will upon no more than thirty (30) days' notice and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with such company's disclosed severance pay policy and applicable Israeli laws.

          3.17.4 Each of the Pixel Companies and the Shareholder is in compliance with all Laws relating to employment practices, except where the failure to comply would not have a Material Adverse Effect. The Pixel Companies and the Shareholder have delivered to Buyer accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of each of the Pixel Companies and the Shareholder, as applicable.

          3.17.5 Neither the Shareholder nor any of the Pixel Companies has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of the Shareholder or any of the Pixel Companies.

          3.17.6 Since the respective incorporation or formation dates of the Shareholder and each of the Pixel Companies, neither the Shareholder nor any of the Pixel Companies has experienced any labor problem that was or is material to it. The Shareholder's and each of the Pixel Companies' relations with its employees are currently on a good and normal basis.

          3.17.7 To the knowledge of the Company, the Shareholder and the Seller, no employee of the Shareholder or any of the Pixel Companies is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that would have (A) a Material Adverse Effect, or (B) a material adverse effect on the performance by such employee of any of his duties or responsibilities as an employee of the Shareholder or such Pixel Company.

          3.17.8 Except as set forth on Schedule 3.17, each of the Pixel Companies' and the Shareholder's current and past employees, consultants and contractors has signed agreements with the Pixel Companies and the Shareholder containing restrictions that protect in accordance with reasonable business practices the proprietary and confidential information of the Pixel Companies and the Shareholder and vest in the Pixel Companies and the Shareholder the full ownership of items developed by such employee, consultant or contractor.

          3.17.9 Except as set forth on Schedule 3.17, since December 31, 1999, no employee of any of the Pixel Companies or the Shareholder having an annual salary of $50,000 or more has stated an intention to terminate or has terminated his or her employment with such company. To the knowledge of Company, the Shareholder and the Seller, the transactions contemplated by this Agreement will not adversely affect relations with any employees of the Pixel Companies or the Shareholder.

          3.17.10 All employees of the Pixel Companies or the Shareholder who are not citizens of the country in which their employment, or any material portion thereof, is performed but who are assigned to the operations of any of the Pixel Companies or the Shareholder or otherwise engage in business in such country on behalf of any of the Pixel Companies or the Shareholder possess all applicable passports, visas and other authorizations required by the laws of such country and have otherwise complied with all applicable immigration and similar laws of such country, except for any failure to obtain such authorization or to comply as would not have a Material Adverse Effect.

     3.18 Employee Benefit Plans

          3.18.1 Schedule 3.18 contains an accurate and complete list of all of Pixel Companies' Employee Benefit Plans (collectively referred to as the "Pixel Employee Benefit Plans"). Accurate and complete copies and descriptions of all of the Pixel Employee Benefit Plans, all employees affected or covered by the Pixel Employee Benefit Plans, and all Obligations thereunder are attached to Schedule 3.18. The Shareholder does not presently maintain, nor has it ever established, maintained or contributed to, any Employee Benefit Plan.

          3.18.2 Except as set forth on Schedule 3.18, none of the Pixel Companies has (i) established, maintained or contributed to (or had the obligation to contribute to) any Employee Benefit Plans, (ii) proposed any Employee Benefit Plans which it plans to establish or maintain or to which it plans to contribute, or (iii) proposed any changes to any Employee Benefit Plans now in effect.

          3.18.3 If permitted and/or required by applicable Law, the Pixel Companies have properly submitted all of the Pixel Employee Benefit Plans in good faith to meet the applicable requirements of Law, including, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Internal Revenue Code of 1986, as amended (the "Code"), to the Internal Revenue Service (the "IRS") or such other applicable Government Body for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination, if any, of such tax-qualified status from the IRS or such other applicable Government Body are attached to Schedule 3.18.

          3.18.4 With respect to the Pixel Employee Benefit Plans, the Pixel Companies will have made, on or before the Closing Date, all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date. The Pixel Employee Benefit Plans are sufficient to fund the payment in full of all legal severance pay that would be due and owing to any employee of the Pixel Companies who was terminated on or before the Closing Date.

          3.18.5 Company has delivered to Buyer an accurate and complete copy of the most current Form 5500, to the extent applicable, and any other form or filing required to be submitted to any Governmental Body with regard to any of the Pixel Employee Benefit Plans and the most current actuarial report with regard to any of the Pixel Employee Benefit Plans.

          3.18.6 All of the Pixel Employee Benefit Plans are, and have been, operated in compliance with their provisions and with all applicable Laws, including ERISA and the Code and the regulations and rulings thereunder, except for any failures to comply as would not have a Material Adverse Effect. The Pixel Companies and all fiduciaries of the Pixel Employee
     Benefit Plans have complied with the provisions of the Pixel Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder, except for any failures to comply as would not have a Material Adverse Effect. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to this sale) of any of the Pixel Employee Benefit Plans. There would be no Obligation of any of the Pixel Companies under Title IV of ERISA if any of the Pixel Employee Benefit Plans were terminated as of the Closing Date. None of the Pixel Companies has incurred, nor will incur with the giving of notice or passage of time any withdrawal liability, nor do any of the Pixel Companies have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code), or (ii) other applicable Law with respect to multiemployer plans in jurisdictions not subject to ERISA. None of the Pixel Companies has incurred, or will incur with the giving of notice or passage of time, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any comparable Government Body in any other jurisdiction.

          3.18.7 Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any of the Pixel Companies under any of the Pixel Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of the Pixel Employee Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

          3.18.8 There are no pending Proceedings against any of the Pixel Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of Company and the Seller, there are no facts which could form the basis for any such Proceeding. There are no investigations or audits of any of the Pixel Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to the knowledge of Company and the Seller, threatened, and, to the knowledge of Company and the Seller, there are no facts which could form the basis for any such investigation or audit.

          3.18.9 Except as set forth on Schedule 3.18, no event has occurred nor will occur which will result in any of the Pixel Companies having an Obligation in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been an obligation to contribute (currently or previously) by it or by any other entity which, together with any of the Pixel Companies, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

          3.18.10 The Pixel Employee Benefit Plans comply, and the Pixel Companies have administered and operated the Pixel Employee Benefit Plan in material compliance with, their terms and all applicable Law, except for any failures to comply as would not have a Material Adverse Effect.

     3.19 Customers, Prospects and Suppliers. Each customer of the Pixel Companies and the Shareholder is listed in the list of customers included as part of Schedule 3.19. Schedule 3.19 contains an accurate and complete list of all current suppliers of each of the Pixel Companies and the Shareholder. Except as set forth on Schedule 3.19, since January 1, 1998, none of the customers or suppliers of any of the Pixel Companies or the Shareholder has given notice to such company that (i) it will or intends to terminate or not renew its Contract with such company before the scheduled expiration date, (ii) it will otherwise terminate its relationship with such company, or (iii) it may otherwise reduce the volume of business transacted with such company below historical levels. The relationship of each of the Pixel Companies and the Shareholder with their respective customers is currently on a good and normal basis, and neither the Shareholder nor any of the Pixel Companies has experienced any problems with material customers or suppliers since January 1, 1998. To the knowledge of Company, the Shareholder and the Seller, the transactions contemplated hereby will not adversely affect the Pixel Companies' or the Shareholders' relations with any of the customers or suppliers of any thereof.

     3.20 Taxes.

          3.20.1 Schedule 3.20 contains an accurate and complete list of all Tax Returns with respect to the Shareholder's and the Pixel Companies' respective last five fiscal years. "Tax Returns" means all federal, state, local, foreign and other Tax returns and reports, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents any of the Pixel Companies is required to file or submit to any Governmental Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax. Accurate and complete copies of all federal, state, local and foreign income, sales and use Tax Returns filed by each of the Pixel Companies and the Shareholder with respect to its respective last five fiscal years are attached to Schedule 3.20, and accurate and complete copies of all other Tax Returns listed thereon have been delivered to Buyer.

          3.20.2 Except as set forth on Schedule 3.20: (i) each of the Pixel Companies and the Shareholder has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed in full compliance with all Laws; (ii) each of the Pixel Companies and the Shareholder has properly withheld from payments to its employees, agents, representatives, contractors and suppliers all amounts required by Law to be withheld for Taxes; (iii) each of the Pixel Companies and the Shareholder has paid all Taxes required to be paid by it; (iv) no audit of the Shareholder or any of the Pixel Companies by any governmental taxing authority has ever been conducted, is currently pending or, to the knowledge of Company, the Shareholder and the Seller, is threatened; (v) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by the Shareholder or any of the Pixel Companies, and there is no reasonable basis for any Tax deficiency or adjustment to be assessed against the Shareholder or any of the Pixel Companies; (vi) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against the Shareholder or any of the Pixel Companies; (vii) the Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP; (viii) since the Latest Balance Sheet Date, neither the Shareholder nor any of the Pixel Companies has incurred any liabilities for Taxes except in the ordinary course of business consistent with past practices; and (ix) no Proceeding is pending or to the knowledge of the Company or the Shareholder has been threatened against or with respect to any of the Pixel Companies or the Shareholder in respect of any Tax.

          3.20.3 Neither the Shareholder nor any of the Pixel Companies has, in the past ten years, acquired Assets from another corporation in a transaction in which such company's Tax basis for the acquired Assets was determined, in whole or in part, by reference to the Tax basis of the acquired Assets (or any other property) in the hands of the transferor.

          3.20.4 Shareholder is not a "controlled foreign corporation" as defined in Section 957 of the Internal Revenue Code of 1986, as amended.

     3.21 Proceedings and Judgments

          3.21.1 Except as set forth on Schedule 3.21: (i) no Proceeding is currently pending or, to the knowledge of Company, the Shareholder and the Seller, threatened, nor has any Proceeding occurred at any time since January 1, 1996, to which any of the Pixel Companies or the Shareholder is or was a party; (ii) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1996, against any of the Pixel Companies or the Shareholder, or by which any of the Pixel Companies, the Shareholder or any Assets or business of any thereof is or was bound; and (iii) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or brought to the knowledge of Company, the Shareholder and the Seller, threatened by or against any of the Pixel Companies or the Shareholder at any time since January 1, 1996, and, to the knowledge of the Company or the Shareholder, there is no basis for any such claim.

          3.21.2 As to each matter  described  on Schedule  3.21,  accurate  and
     complete   copies   of  all   pertinent   pleadings,   judgments,   orders,
     correspondence and other legal documents have been delivered to Buyer.

          3.21.3 To the knowledge of the Company, the Shareholder and the Seller, no officer or employee of any of the Pixel Companies or the Shareholder is subject to any Judgment that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to any of the businesses of any of the Pixel Companies or the Shareholder.

     3.22 Insurance. Schedule 3.22 contains an accurate and complete list and summary description of all contracts and policies of insurance relating to any of the Assets, the Business, the Pixel Companies or the Shareholder. Each such policy and contract is in full force and effect; all premiums due and payable with respect thereto have been paid; and no notice of cancellation or termination has been received by Seller, Shareholder or any Pixel Company with respect to any such policy or contract.

     3.23 Questionable Payments. To the knowledge of the Company, the Shareholder or the Seller, none of the current or former partners, owners, shareholders, directors, executives, officers, representatives, agents or employees of any of the Pixel Companies or the Shareholder (when acting in such capacity or otherwise on behalf of any of the Pixel Companies or the Shareholder or any of their predecessors): (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or other comparable applicable Law; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time since January 1, 1996, any false or fictitious entries on the books and records of any of the Pixel Companies or the Shareholder; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Pixel Companies or the Shareholder; or (g) has made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Pixel Companies or the Shareholder.

     3.24 Related Party Transactions.

          3.24.1 Except as set forth on Schedule 3.24 and except for any employment Contracts listed on Schedule 3.16, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Pixel Companies or the Shareholder and any current or former partner, owner, shareholder, director, officer or controlling Person of any of the Pixel Companies or the Shareholder (or any of their respective predecessors) or any other Person affiliated with any of the Pixel Companies or the Shareholder (or any of their respective predecessors).

          3.24.2 All transactions entered into between the Company and any "officeholder" of the Company or any transaction entered into between the Company and a third party in which an "officeholder" has a "personal interest" (all such terms within the meaning of Section 96 of the Israeli Companies Ordinance, [New Version], 1983 (the "Companies Ordinance")), prior to February 2, 2000, were duly approved by the Board of Directors and/or the shareholders of the Company in accordance with Section 96 of the Companies Ordinance.

          3.24.3 All transactions entered into between the Company and any "officeholder" of the Company or any transaction entered into between the Company and a third party in which an "officeholder" has a "personal interest" (all such terms within the meaning of Section 96 of the Israeli Company Law, 1999 (the "Company Law")), on or after February 2, 2000, were duly approved by the Board of Directors and/or the shareholders of the Company in accordance with Chapter 5 of Part 6 of the Company Law.

     3.25 Brokerage Fees. No Person acting on behalf of any of the Pixel Companies, the Shareholder or any of their respective shareholders (including, without limitation, the Seller) is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.

     3.26 Antitrust Legislation.

          3.26.1 HSR Act. Neither the Company nor any Person controlled by the Company (i) holds assets located in the United States of America (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to ss.801.40(c)(2) of the HSR Act) having an aggregate book value of $15,000,000 or more, as determined pursuant to the HSR Act, or (ii) made aggregate sales in or into the United States of America of $25,000,000 or more in its most recent fiscal year, as determined pursuant to the HSR Act. Except as set forth on Schedule 3.26, upon consummation of the transactions provided for herein, no shareholder of Company will hold an aggregate total amount of Parent's or Buyer's voting securities and assets in excess of $15,000,000 or Parent's or Buyer's voting security constituting fifteen percent (15%) or more of the issued and outstanding voting securities of Parent or Buyer.

     Neither Company nor the Seller, nor, to the knowledge of Company and the Seller, any other Person is required to file a Premerger Notification and Report Form pursuant to the HSR Act in connection with the Transactions.

          3.26.2 Israeli Restrictive Trade Practices Law. Neither the Shareholder nor the Company has annual revenues in excess of ten million dollars ($10,000,000), nor has either been declared a monopoly by the Director General of the Israel Anti-Trust Authority (the "Director General"). Neither the Shareholder nor the Company has ever filed a Merger Notice with the Director General. None of Shareholder, Company, Seller or Buyer, or, to the knowledge of Company, Shareholder and Seller, any other Person is required to file a Merger Notice with the Director General in connection with the Transactions.

     3.27 Restricted Stock. All Parent Common Stock to be issued to the Seller hereunder is being acquired for such Seller's own account and not on behalf of any other person, and all such Parent Common Stock is being acquired by such Seller for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such Parent Common Stock. The Seller has had the opportunity to review the SEC Reports (herein defined) (copies of which were provided previously) and to ask questions and receive answers from Parent concerning Buyer and Parent. The Seller believes that it has sufficient knowledge and experience in business and financial matters, that it is capable of evaluating the merits and risks of an investment in the Parent Common Stock, and that it has the capacity to protect its own interests in connection with the transactions contemplated hereby. The Seller is an "accredited investor," as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and understands that the Parent Common Stock has not been registered under the 1933 Act, nor qualified under any state securities laws, and as a consequence thereof, is subject to substantial restrictions on transfer. The Seller understands that no federal or state agency has approved or disapproved the Parent Common Stock, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Parent Common Stock for investment. The Seller understands that the certificates for the Parent Common Stock to be issued pursuant to Section 2 shall bear appropriate restrictive legends and Buyer shall have the right to place a stop order against such shares. Seller agrees that it shall not effect any sale, transfer or other disposition of any Parent Common Stock unless: (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under all Israeli and United States federal and state securities Laws; (ii) counsel reasonably satisfactory to Parent and Buyer (it being understood that Levin & Srinivasan LLP is acceptable) shall have advised Parent and Buyer in a written opinion letter (satisfactory in form and content to Parent and Buyer), upon which Parent and Buyer may rely, that such sale, transfer or other disposition will be exempt from registration under all Israeli and United States federal and state securities Laws; or (iii) an authorized representative of the SEC shall have rendered written advice to Seller to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been forwarded by Seller to Parent and Buyer. Seller understands that (i) except as may otherwise be required pursuant to the terms and provisions of its Registration Rights Agreement, Parent has no obligation or intention to register the Parent Common Stock for resale under any federal, state or foreign securities laws or to take any action (including the filing of reports or the publication of information required by Rule 144 under the 1933 Act), which would make available any exemption from the registration requirements of such laws, and (ii) it may be precluded from selling or otherwise transferring or disposing of any Parent Common Stock or any portion thereof and may therefore have to bear the economic risk of investment in the Parent Common Stock for an indefinite period of time.

     3.28 Full Disclosure. The copies of documents attached as Schedules or Exhibits to this Agreement or otherwise delivered to Buyer in connection with the transactions contemplated hereby, are accurate and complete in all material respects, and are not missing any amendments or modifications. To the knowledge of Company, the Shareholder and the Seller, there is no fact that has not been disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, that had or has or, so far as either Company, the Shareholder or the Seller can reasonably foresee, will have a Material Adverse Effect or will materially and adversely affect the ability of either the Company, the Shareholder or the Seller to perform its obligations under this Agreement.

                 SECTION 4. REPRESENTATIONS OF BUYER AND PARENT

     Knowing that Company, the Shareholder and the Seller rely thereon, Buyer and Parent represent and warrant to the Seller, the Shareholder and the Company as of the date of this Agreement, and covenant with the Seller, the Shareholder and the Company as follows:

     4.1 Organization. Buyer and Parent are corporations that are duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation. Buyer and Parent each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement.

     4.2 Agreement. Each of Buyer's and Parent's execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated by this Agreement, (a) have been duly authorized by all necessary corporate actions by its board of directors; (b) do not constitute a violation of or default under its charter or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which Buyer or Parent, respectively, is a party or by which Buyer or Parent, respectively, is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to its businesses or Assets, or to the transactions contemplated by this Agreement; and (e) do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of Buyer and Parent, enforceable against it in accordance with its terms.

     4.3 Securities Reports. Since October 31, 1998 (a) Parent has filed all forms, reports, statements and other documents required to be filed with (i) the Securities and Exchange Commission (the "SEC") including, without limitation,
(A) all Annual Reports
on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of shareholders (whether annual or special), (D) all reports on Form 8-K, (E) all other reports or registration statements, and (F) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports") and (ii) any applicable, federal, state or foreign securities authorities; and (b) Parent has complied with the filing requirements in all material respects regarding all forms, reports, statements and other documents required to be filed with any other applicable federal, state or foreign regulatory authorities including, without limitation, state insurance and health regulatory authorities. The SEC Reports did not, as of the date they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.4 Stock. The Share Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (except that the shares of parent Common Stock constituting the Share Consideration are not registered and will be subject to restrictions on transfers under the Securities Act, and a portion of the Share Consideration will be held in escrow pursuant to the Indemnification Escrow Agreement), and assuming that the representations and warranties of Seller, Shareholder, Company and Electronic Arts contained herein and in the investment representation letters contemplated by Section 5.2.18 are true and correct, will be issued in compliance with all applicable federal and state securities laws.

     4.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Reports filed prior the date of this Agreement, in press releases disseminated prior to the date of this Agreement, or in this Agreement, there has not been any material adverse change in the Parent's business or in its financial condition.

     4.6 Litigation. No claim, action, proceeding or investigation is pending which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement, or which would be reasonably likely to adversely affect or restrict the Parent's or Buyer's ability to consummate the transactions contemplated by this Agreement.

     4.7 Brokerage Fees. No Person acting on behalf of Buyer or Parent is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.

                               SECTION 5. CLOSING

     5.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on a date that is mutually acceptable to the parties (the "Closing Date"), and at a location that is mutually acceptable to the parties.

     5.2 Seller's Obligations at the Closing. At the Closing, the Seller shall deliver or cause to be delivered the following to Buyer:

          5.2.1 stock certificates representing all of the issued and outstanding shares of Shareholder Stock, together with Share transfer deeds or such other evidence of transfer as is necessary or appropriate under applicable law, dated the Closing Date and duly executed by the Seller, and stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of Shareholder Stock;

          5.2.2 a General Release substantially in the form of Exhibit 5.2(b), dated the Closing Date and duly executed by the Seller, Packet Science Ltd., Guy Poran Holdings Ltd., Toga Holdings BV and each of the directors and officers of the Shareholder, the Seller and each of the Pixel Companies;

          5.2.3 the original  signed  copies of all Consents  listed on Schedule
     3.2;

          5.2.4 all instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of each of the Pixel Companies and the Shareholder described on Schedule 3.4, and all keys and combinations to all safe deposit boxes, lock boxes and safes of the Pixel Companies and the Shareholder and other depositories described on Schedule 3.4;

          5.2.5 all of the original minute books and stock books of the Shareholder and each of the Pixel Companies (including those of any applicable predecessors);

          5.2.6 duly executed resignations, dated the Closing Date, of all directors and officers of the Shareholder and each of the Pixel Companies other than as specified by Buyer;

          5.2.7 copies of the applicable resolutions, filings and other documents establishing, in form and substance acceptable to Buyer, that the transactions contemplated by this Agreement were fully completed and authorized by all appropriate corporate action on the part of the Seller, the Shareholder and the Pixel Companies;

          5.2.8 good standing certificates or the equivalent thereof for the Shareholder and each of the Pixel Companies, dated no earlier than fifteen
     (15) days before the Closing Date, from the applicable jurisdiction of formation and from each other jurisdiction in which each of the Pixel Companies is qualified or registered to do business as a foreign corporation;

          5.2.9 a certificate of the Secretary of each of the Seller, the Shareholder and the Company as to the incumbency and signatures of the officers of each entity executing this Agreement;

          5.2.10 copies of the resolutions duly adopted by the board of directors and shareholders of Seller authorizing Seller to execute, deliver and perform this Agreement and to consummate the transaction contemplated by this Agreement, certified by an officer of Seller as in full force and effect, without modification or rescission, on and as of the Closing Date;

          5.2.11 copies of the resolutions duly adopted by the board of directors and shareholders of the Shareholder and the Company authorizing each of them to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this agreement, certified by officers of the Shareholder and the Company, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date;

          5.2.12 employment agreement, in the form attached hereto as Exhibit 5.2.12, between Buyer and Ramy Weitz dated the date hereof and duly executed by Ramy Weitz ("Weitz Employment Agreement").

          5.2.13 a legal opinion of the following counsel of Seller, Shareholder and the Company: Levin & Srinivasan LLP, New York counsel, Daniel Blackleder Law Office, Israeli counsel, DeBrauw Blackstone Westbroek, Netherlands counsel, and Harney, Westwood & Riegels, British Virgin Islands counsel, addressed to Buyer, each dated the Closing Date, and substantially in the form attached as Exhibit 5.2.13, but with such changes as are acceptable to Buyer;

          5.2.14 payoff letter(s) and proper documentary evidence of the termination of indebtedness set forth on Schedule 3.8;

          5.2.15 the Indemnification Escrow Agreement duly executed by the Seller, the Parent, the Buyer and the Escrow Agent;

          5.2.16 noncompetition agreement in the form attached hereto as Exhibit
     5.2.16 duly executed by Guy Poran;

          5.2.17 a lock-up letter in the form attached hereto as Exhibit 5.2.17 duly executed by Seller;

          5.2.18 investment representation letter in the form attached hereto as
     Exhibit 5.2.18 duly executed by Electronic Arts, Inc.;

          5.2.19 registration rights agreements in favor of Seller and Electronic Arts, respectively, in the forms attached hereto as Exhibit
     5.2.19 and duly executed by the parties thereto (each, a "Registration Rights Agreement" and collectively, the "Registration Rights Agreements");

          5.2.20 a certificate of an authorized officer of each of the Seller, the Shareholder and the Company certifying that: (i) all representations and warranties of such entity were true and correct when made on and as of the date of this Agreement and remain true and correct on and as of the Closing Date, and (ii) all covenants and agreements to have been performed or satisfied by such entity on or prior to the Closing Date have been performed and satisfied;

          5.2.21 a letter agreement in favor of Buyer and Parent executed by Seller in a form mutually acceptable to Seller and Buyer;

          5.2.22 the Financial Statements and all Schedules that were incomplete as of the date hereof, which items will be substantially in form attached, it being understood that any material changes will be reasonably acceptable to Buyer and Parent; and

          5.2.23 all other agreements, certificates, instruments, financial statement certifications and documents reasonably requested by Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

     5.3 Buyer's Obligations at the Closing. At the Closing, Buyer shall deliver, or cause to be delivered, the following to the Seller:

          5.3.1 one or more wire transfers of immediately available United States federal funds in the aggregate amount of the Cash Consideration (as defined in Section 2.2), in accordance with Seller's proper instructions and as contemplated by Schedule 6.4;

          5.3.2 the portion of the Share Consideration not being delivered into escrow pursuant to the Indemnification Escrow Agreement or paid to third parties as contemplated by Schedule 6.4;

          5.3.3 good standing certificate for Parent, dated no earlier than fifteen (15) days before the Closing Date, from the State of Delaware ;

          5.3.4 copies of the resolutions duly adopted by the board of directors of Buyer and Parent, authorizing Buyer and Parent to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, certified by officers of Buyer and Parent, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date;

          5.3.5 Certificates of the Secretary of Buyer as to the incumbency and signatures of the officers of Buyer executing this Agreement;

          5.3.6 A certificate of the Secretary of Parent as to the incumbency and signatures of the officers of Parent executing this Agreement;

          5.3.7 the Registration Rights Agreements;

          5.3.8 the Weitz Employment Agreement;

          5.3.9 the Contribution Agreements;

          5.3.10 the warrant agreement between Buyer and Ramy Weitz LLC in the form attached hereto as Exhibit 5.3.10;

          5.3.11 the warrant holder agreement among Parent, Buyer, and Ramy Weitz LLC in the form attached hereto as Exhibit 5.3.11;

          5.3.12 a certificate of an authorized officer of each of the Buyer and the Parent certifying that: (i) all representations and warranties of such entity were true and correct when made on and as of the date of this Agreement and remain true and correct on and as of the Closing Date, and
     (ii) all covenants and agreements to have been performed or satisfied by such entity on or prior to the Closing Date have been performed and satisfied;

          5.3.13 all other agreements, certificates, instruments and documents reasonably requested by the Seller in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

               SECTION 6. OBLIGATIONS BETWEEN SIGNING AND CLOSING;
                          CERTAIN OBLIGATIONS AFTER CLOSING

     6.1 Covenants Prior to Closing. From and after the date of this Agreement through the Closing Date: except in the ordinary course of its business consistent with its past practices, neither the Shareholder nor any of the Pixel Companies shall: (i) pledge or hypothecate any of its Assets or otherwise permit any of its Assets to become subject to any Encumbrance; (ii) incur any Obligation; (iii) make any loan or advance to any Person; (iv) assume, guarantee or otherwise become liable for any Obligation of any Person; (v) commit any capital expenditure; (vi) purchase, lease, sell, abandon or otherwise acquire or dispose of any business or Assets; (vii) waive or release any right or cancel or forgive any debt or claim; (viii) discharge any Encumbrance or discharge or pay any indebtedness or other Obligation; (ix) assume or enter into any Contract other than this Agreement; (x) amend or terminate any Specified Contract; (xi) increase, or authorize an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives; (xii) establish, adopt or amend (including any amendment with a future Closing Date) any Employee Benefit Plan; (xiii) declare, accrue, set aside, or pay any dividend or make any other distribution in respect of any shares of capital stock, other securities, Cash Assets or other Assets; (xiv) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities; (xv) sell or otherwise issue any shares of capital stock or any other securities; (xvi) amend its articles or certificate of incorporation, memorandum or articles of association, bylaws or other organizational documents;
(xvii) be a party to any merger, consolidation, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (xviii) accrue any deferred bonuses or compensation due to any shareholder, employee or agent of the Shareholder or any of the Pixel Companies, or pay any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on the Latest Balance Sheet;
(xix) change any of its methods of accounting or accounting practices in any respect; or (xx) enter into any transactions with any related parties.

     6.2 Post-Closing Cooperation. At and after the Closing Date, the Seller shall promptly deliver to Buyer and Parent all correspondence, papers, documents and other items and materials received by it or found to be in its possession which pertain to the business or the Assets of the Shareholder and the Pixel Companies. At any time and from time to time after the Closing Date, at any party's request and without further consideration, the party whose assistance is requested shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as the requesting party may reasonably request, in order to fully consummate the transactions contemplated by this Agreement and fully carry out the purposes and intent of this Agreement. Without limiting the foregoing, it is expressly understood and agreed that Seller and its shareholder will cooperate with Buyer and Parent in preparing any financial statements relating to the Buyer Group (herein defined) following the Closing.

     6.3 Transfer of Assets. Promptly after the Closing, Parent shall transfer to Rockstar Broadband Studios, Inc., a Delaware corporation ("Rockstar") pursuant to the form of Asset Contribution Agreement attached hereto as Exhibit
6.3.1 ("Asset Contribution Agreement") the assets listed in the Asset Contribution Agreement. Contemporaneously with the execution of the Contribution Agreement, Parent shall transfer to Buyer all of its issued and outstanding shares of Rockstar, DMA Design Holdings Limited and DMA Design Limited to Buyer (collectively, the "DMA Entities") pursuant to a share contribution agreement in the form attached hereto as Exhibit 6.3.2 together with the Asset Contribution Agreement, the "Contribution Agreements"). It is the parties' intention to proceed with a public offering of Buyer's common stock on the London Stock Exchange as promptly as practicable.

     6.4 Payment of Obligations of Company and Shareholder. Buyer hereby assumes and agrees to pay or cause to be paid in cash and by delivery of shares of Parent Common Stock promptly following the Closing, the outstanding indebtedness of Shareholder and Company to Electronic Arts, Inc., in the amounts and in the manner more fully described on Schedule 6.4.

                            SECTION 7. TRANSFER TAXES

     Notwithstanding any other provisions of this Agreement to the contrary, the Seller shall pay all sales, use, stock transfer, stamp, recording, real property transfer and similar taxes, if any, required to be paid in connection with the sale of Company Stock contemplated by this Agreement.

                         SECTION 8. CERTAIN OBLIGATIONS

     8.1 Employment Matters. All employees of Company on the Closing Date shall continue to be employed by Company after the Closing Date on an "at-will" basis and for salaries or wages consistent with the levels in effect as of the Closing Date.

     8.2 Employee Benefit Plans. As soon as is practicable after the Closing Date, Buyer and the executives of Company shall review the Pixel Employee
Benefits Plans to determine which (if any) plans should remain in effect as employee benefit plans of Company and which should be replaced with Buyer's Employee Benefit Plans, with a view toward replacing all of the Pixel Employee Benefit Plans with Buyer's Employee Benefit Plans except where cost factors or unusual circumstances dictate otherwise.

     8.3 Employee Stock Options. Promptly following the Closing, the Company's employees designated by Seller at or prior to Closing will be provided stock options for 100,000 shares of Parent Common Stock on the terms set forth on
Schedule 8.3. Such grants shall be subject to the receipt by Parent from the Israel Securities Authority of an exemption form the requirement to file a prospectus under the Israeli Securities Law, 1968, in connection with such grant which Parent shall use reasonable efforts to obtain promptly following the Closing.

                 SECTION 9. RESTRICTIVE COVENANTS OF THE SELLER
                            AND RAMY WEITZ

     9.1  Certain   Acknowledgements.   The  Seller  and  Ramy  Weitz  expressly
acknowledge that:

          9.1.1 "Restricted Business" means on the date hereof the business conducted by, or actively being contemplated to be conducted by, each member of the Buyer Group, including, without limitation, (i) developing, producing and publishing multimedia interactive entertainment products and developing on-demand multiplayer online technology that can be used over all forms of digital networks; and (ii) acting as a digital mediator and providing interactive entertainment programming over digital and other networks.

          9.1.2 "Buyer Group" means (i) the Shareholder and the Pixel Companies; and (ii) Buyer and all existing and future direct or indirect subsidiaries of Buyer including, without limitation, Rockstar and the DMA Entities;

          9.1.3 the Restricted Business is highly competitive, is marketed throughout the United States and in many other locations worldwide, and requires long sales "lead times" sometimes exceeding one year;

          9.1.4 the Buyer Group expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its Software, technology, databases, products and services;

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                                       37


          9.1.5 in connection with the transactions contemplated by this Agreement, (a) during its tenure as a shareholder of the Shareholder before the Closing, and its tenure as a shareholder of the Parent after the Closing, and (b) during his tenure as a Shareholder of Seller before the Closing, and his tenure as an officer and director of Buyer after the Closing, each of Seller and Ramy Weitz has had and will continue to have access to, receive and/or learn proprietary and confidential knowledge and information of the Buyer Group; such knowledge and information must be kept in strict confidence to protect the Restricted Business for the benefit of the Buyer Group's competitive position in the marketplace; and such confidential information could be useful to competitors of the Buyer Group for indefinite periods of time; and

          9.1.6 the covenants of this Section 9 (the "Covenants") are a material part of the agreement among the parties hereto and are an integral part of the obligations of the Seller and Ramy Weitz hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the Buyer Group.

     9.2 Nondisclosure Covenants. At all times after the Closing Date, except with Parent's prior written consent, or except in connection with the proper performance of services for and as an employee of the Buyer Group, neither Ramy Weitz nor the Seller, its directors, officers and employees, shall, directly or indirectly, in any capacity:

          9.2.1 communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the Buyer Group or concerning any of its business, Software, Assets or financial condition, no matter when or how such knowledge or information was acquired, including (i) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (ii) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (iii) pricing policies, marketing and sales strategies, methods of delivering products and services, and product and service development projects and strategies; (iv) source code, object code, formats, user manuals, technical manuals and other documentation for Software products; (v) screen designs, report designs and other designs, concepts and visual expressions for Software products; (vi) designs, concepts, know-how, user manuals, technical manuals and other documentation for trading systems, communications networks and related technologies;
     (vii) employment and payroll records; (viii) forecasts, budgets and other nonpublic financial information; and (ix) expansion plans, management policies, methods of operation, and other business strategies and policies; including acquisition strategies and acquisition targets, or

          9.2.2 disclose, use or refer to any proprietary Software, technology, products or services or other confidential or proprietary knowledge or information of the Buyer Group, no matter when or how acquired, for any purpose not in furtherance of the businesses and interests of the Buyer Group, including the purposes of designing, developing, marketing and/or selling any Software, technology, products or services that are similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the Buyer Group, or in making acquisitions.

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                                       38


     9.3 Noncompetition Covenants. During the period beginning on the Closing Date and ending on the date that is thirty-six (36) months after the Closing Date, except with Buyer's prior written consent, neither Ramy Weitz nor the Seller shall, directly or indirectly, in any capacity, at any location worldwide:

          9.3.1 communicate with or solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of, or a consultant to, the Buyer Group, in any manner that interferes or is reasonably likely to interfere with such Person's relationship with the Buyer Group, or in an effort to obtain any such Person as a customer, employee, supplier, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to all or any part of the Restricted Business.

          9.3.2 market or sell, in any manner other than in furtherance of the business and interests of the Buyer Group, any Software, technology, products or services that is competitive with any proprietary Software, technology, products or services of the Buyer Group; or

          9.3.3 establish, own, manage , operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of the Restricted Business.

     9.4 Certain Exclusions. For purposes of this Section 9, confidential and proprietary knowledge and information of the Buyer Group shall not include any knowledge and information that is now known by or readily available to the general public, or that becomes known by or readily available to the general public other than as a result of any breach of this Section 9. The ownership by the Seller or Ramy Weitz of not more than two percent (2%) of the outstanding securities of any public company shall not, by itself, constitute a breach of the Covenants contained in Section 9, even if such public company competes with the Buyer Group.

     9.5 Enforcement of Covenants. Each of Ramy Weitz and the Seller expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of any of the Covenants, and that any breach of any of the Covenants will result in irreparable injury to the Buyer Group for which money damages could not adequately compensate. If a breach of the Covenants occurs, Parent and/or Buyer shall be entitled, in addition to all other rights and remedies that Parent and/or Buyer may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Seller, Ramy Weitz and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that the Seller or Ramy Weitz or any such other Person may have against any member of the Buyer Group shall not constitute a defense or bar to the enforcement of any of the Covenants. If Parent or Buyer must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a

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                                       39


final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

     9.6 Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

                           SECTION 10. INDEMNIFICATION

     10.1 The Seller's Indemnification. From and after the Closing Date, the Seller (and, as to Section 10.1.3 below only, the Seller, Ramy Weitz and Guy Poran, jointly and severally) shall indemnify and hold harmless Parent and the members of the Buyer Group, and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the following:

          10.1.1 Any breach or failure of any warranty or representation made by the Seller, the Shareholder and/or Company in or pursuant to this Agreement.

          10.1.2 Any failure or refusal by the Seller, the Shareholder or the Company to perform any covenant or term of this Agreement required to be performed by either or both of them.

          10.1.3 Any act or omission or any matter or thing by or relating to or
     otherwise  affecting  Shareholder  and  occurring,   accruing,  arising  or
     otherwise relating to the period prior to and through the Closing Date.

     10.2 The Buyer's Indemnification. From and after the Closing Date, Buyer and Parent, jointly and severally, shall indemnify and hold harmless the Seller, and its successors and assigns, and its directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the following:

          10.2.1 Any breach or failure of any warranty or representation made by Buyer and/or Parent in or pursuant to this Agreement.

          10.2.2 Any failure or refusal by Buyer and/or Parent to perform any covenant or term of this Agreement required to be performed by either or both of them.

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                                       40


     10.3 Indemnification Procedures. With respect to each event, occurrence or matter (an "Indemnification Matter") as to which a Person ("Indemnitee") is entitled to indemnification from the indemnifying Persons under Sections 10.1 or
10.2 (each, an "Indemnitor"):

          10.3.1 Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents.

          10.3.2 If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (i) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (ii) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent; and (iii) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including by furnishing all available documentary or other evidence as is reasonably requested by the other.

          10.3.3 All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within five (5) business days after a final judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed.

     10.4 No Contribution. Seller waives, and acknowledges and agrees that it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against Company or any of the other Pixel Companies or the Shareholder in connection with any actual or alleged inaccuracy in or breach of any representation, warranty, covenant or obligation set forth in this Agreement.

     10.5  Limits on  Indemnification.  The  Indemnitor's  liability  under this
Section 10 shall be limited as follows (except as provided in Section 10.6).

          10.5.1 Threshold. No amount shall be payable by the Indemnitor under this Section 10 unless and until the aggregate amount otherwise payable by the Indemnitor under this Section 10 exceeds $150,000, and then only to the extent any such amounts exceed $150,000.

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                                       41


          10.5.2 Ceiling. No Indemnitor's total liability under this Section 10 shall exceed an amount equal to two-thirds of the "Market Value" of the aggregate Share Consideration (without giving effect to any reduction in the Share Consideration pursuant to Section 2.3). For purposes of this
     Section 10.5.2, "Market Value" of the Share Consideration shall mean the average closing price of the Parent Common Stock on the NASDAQ National Market for the five (5) business days immediately preceding the date of this Agreement multiplied by the number of shares of Parent Common Stock included in the Share Consideration.

          10.5.3 Time Periods. With respect to any Indemnification  Matter under
     Section 10.1, the Indemnitor shall have no liability unless the Indemnitee gives an Indemnification Notice with respect thereto within twelve (12) months after the Closing Date.

     10.6 Exceptions to Limitations; Available Remedies. Except as expressly provided in this Section 10.6, none of the limitations set forth in Section 10.5 shall apply in the case of any Indemnification Matter involving (a) intentional misrepresentation, fraud or a criminal matter, (b) title to or infringement caused by any Software, technology, service or product which, at any time before Closing, was marketed, licensed, maintained, supported, owned, or claimed to have been owned by any of the Pixel Companies or the Shareholder; (c) record or beneficial ownership of any shares of capital stock in any of the Pixel
Companies or the Shareholder, (d) Taxes, (e) environmental matters, (f) covenants or other obligations to be performed at and after Closing, (g) the authority of the parties to enter into this Agreement and consummate the Transactions, and the valid, binding and enforceable nature of this Agreement and the agreements contemplated hereby against the parties, or (h) the circumstances described in Section 10.1.3. The Indemnification Matters described in Sections 10.6(a), (c), (f) and (g) shall survive the Closing without limitation and shall not be subject to the "Limits on Indemnification" described in Section 10.5. The Indemnification Matters described in Sections 10.6(d), (e) and (h) shall survive the Closing until all applicable statutes of limitation for claims regarding such matters shall have expired, and such matters shall be subject to the "Threshold" described in Section 10.5.1 and the "Ceiling" described in Section 10.5.2. The Indemnification Matter described in Section 10.6(b) shall survive the Closing for a period of three (3) years and shall be subject to the "Threshold" described in Section 10.5.1 and the "Ceiling" described in Section 10.5.2.

     10.7 Exclusive Remedy. Each party hereto hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (including claims against each other) relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section.

                          SECTION 11. OTHER PROVISIONS

     11.1 Publicity. No party hereto shall issue any press release or otherwise make any public statement with respect to the existence of this Agreement or the transactions contemplated hereby without the prior approval of the other parties hereto, except as may

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                                       42


be required by applicable Law or the applicable rules or regulations of any stock exchange (upon reasonable prior written notice to the other party).

     11.2 Fees and Expenses. Buyer shall pay all of the fees and expenses incurred by it or Parent, and Company and Seller shall each pay fifty percent (50%) of all fees and expenses incurred by the Seller, the Shareholder and the Pixel Companies, in negotiating and preparing this Agreement and in consummating the transactions contemplated hereby. Seller shall pay all expenses associated with tax planning of the Seller and its shareholders. The Company shall pay all of the fees and expenses incurred by it in connection with its negotiation with Electronic Arts, Inc. relating to the payoff of outstanding Obligations to Electronic Arts.

     11.3 Termination. This Agreement may be terminated by written notice of termination at any time prior to the Closing:

          (a) by Buyer if: (i) an event or condition occurs that results in a Material Adverse Effect; (ii) any representation or warranty of Seller, Shareholder, or the Company contained in this Agreement was not true and complete in all material respects when made; (iii) Seller, Shareholder, or the Company has not complied in all material respects with any covenant or agreement contained in this Agreement to be complied with by it; or (iv) Seller, Shareholder, or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Seller, Shareholder, or the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (b) by Seller if: (i) any representation or warranty of Parent or Buyer contained in this Agreement was not true and complete in all material respects when made; (ii) Parent or Buyer has not complied in all material respects with any covenant or agreement contained in this Agreement to be complied with by it; or (iii) Parent or Buyer makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent or Buyer seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (c) by Buyer or Seller if the Closing has not occurred by April 1, 2000; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (d) by Buyer or Seller if any governmental authority has issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

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                                       43


          (e) by the mutual written consent of Buyer and Seller.

     11.4 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by facsimile and shall be effective on the date transmitted if confirmed within forty-eight (48) hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Company or Buyer shall be sent to Parent (in the manner provided below), and notices to the Seller shall be sent to the Seller's address set forth on page 1 of this agreement with a copy to Levin & Srinivasan LLP, 1776 Broadway, Suite 1900, New York, New York 10019 Attention: Michael P. Martin, Esquire. Notices to Parent shall be sent to Parent address stated on page one of this Agreement to the attention of its General Counsel, with a copy sent simultaneously to the same address to the attention of its President. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 11.4, provided that any such change of address notice shall not be effective unless and until received.

     11.5 Survival. All representations and warranties made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date and the consummation of the Transactions for a period of twelve (12) months, subject to the provisions of Sections 10.5 and 10.6. Except as set forth in this Agreement, there are no representations or warranties, express or implied, made by any party hereto to any other party that relate exclusively to the purchase of the Shareholder Stock contemplated by this Agreement.

     11.6 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

     11.7 Reliance by Buyer. Notwithstanding the right of Buyer to investigate the business, Assets and financial condition of the Shareholder and the Pixel Companies, and notwithstanding any knowledge obtained or obtainable by Buyer or Parent as a result of such investigation, Buyer and Parent have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by the Seller, Shareholder or the Company in this Agreement.

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                                       44


     11.8 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. Nothing contained in Section 9 or elsewhere in this Agreement shall be deemed to limit (or adversely affect) in any manner any right or remedy of any Indemnitee under any of the agreements contemplated by this Agreement.

     11.9 Assignment. This Agreement shall bind, benefit, and be enforceable by and against Seller, Shareholder, Company, Buyer and Parent and their respective successors and assigns. No party shall in any manner assign any of its, his or her rights or obligations under this Agreement without the express prior written consent of the other parties.

     11.10 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

     11.11 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

     11.13 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     11.14 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

     11.15 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN.

     11.16 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement, any of the agreements contemplated hereby or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of New York, (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.4, and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees, costs and disbursements from the other parties (in addition to any other relief to which the prevailing parties may be entitled).

     11.17 No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including any customer, prospect, supplier, employee, contractor, salesman, agent or representative of Shareholder or any of the Pixel Companies.

     11.18 Neutral Construction. In view of the fact that each of the parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

                                        BBS ACQUISITION CORP.


                                        By:
                                             ----------------------------------
                                             Barry S. Rutcofsky
                                             Vice President



                                        TAKE-TWO INTERACTIVE SOFTWARE,
                                        INC.


                                        By:
                                             ----------------------------------
                                             Barry S. Rutcofsky
                                             President



                                        PIXEL BROADBAND STUDIOS LTD.


                                        By:
                                             ----------------------------------
                                             Ramy Weitz
                                             Chief Executive Officer



                                        TOGA HOLDINGS B.V.


                                        By:
                                             ----------------------------------
                                             Name:  ___________________________
                                             Title: ___________________________



                                        PREMIER BUSINESS SOLUTIONS, INC.


                                        By:
                                             ----------------------------------
                                             Name:  ___________________________
                                             Title: ___________________________

                                     JOINDER

     Each of the undersigned hereby joins in the foregoing Stock Purchase Agreement solely for the purposes set forth in Section 6.2 and Section 10 (subject to the limitations described in Section 10), and Ramy Weitz also joins in this Agreement for the purpose set forth in Section 5.2.21 and Section 9.

     IN WITNESS WHEREOF, the undersigned have executed this Joinder the ____ day of March, 2000.


                                        ------------------------
                                        Ramy Weitz


                                        ------------------------
                                        Guy Poran